State of North Carolina
Department of the Secretary of State

ARTICLES OF ORGANIZATION
INCLUDING ARTICLES OF CONVERSION

Pursuant to §§ 57D-2-21, 57D-9-20 and 57D-9-22 of the General Statutes of North Carolina, the undersigned converting business entity does hereby submit these Articles of Organization Including Articles of Conversion for the purpose of forming a limited liability company pursuant to the conversion of another eligible entity.

1. The name of the limited liability company is: Duke Energy Progress, LLC.
   The limited liability company is being formed pursuant to a conversion of another business entity. (See Item 1 of the Instructions for appropriate entity designation)

2. The name of the converting business entity is: Duke Energy Progress, Inc.
   and the organization and internal affairs of the converting business entity are governed by the laws of the state or country of North Carolina.

   A plan of conversion has been approved by the converting business entity as required by law.

3. The converting business entity is a (*check one*): ■ domestic corporation; ☐ foreign corporation; ☐ foreign limited liability company; ☐ domestic limited partnership; ☐ foreign limited partnership; ☐ domestic registered limited liability partnership; ☐ foreign limited liability partnership; ☐ professional corporation; or ☐ other partnership as defined in G.S. 59-36, whether or not formed under the laws of North Carolina.

4. The mailing address of the converting entity prior to the conversion is:

   Number and Street: 410 South Wilmington Street

   City: Raleigh State: NC Zip Code: 27601 County: Wake

   If different, the mailing address of the resulting business entity is:

   Number and Street: ____________________

   City: __________ State: ______ Zip Code: ______ County: __________

5. The name and address of each person executing these articles of organization is as follows: *(State whether each person is executing these articles of organization in the capacity of a member, organizer or both.* **Note: This document must be signed by all persons listed.**)

   Nancy M. Wright, Assistant Secretary - Organizer
   550 South Tryon Street (DEC45A)
   Charlotte, NC 28202

CORPORATIONS DIVISION P.O. BOX 29622 RALEIGH, NC 27626-0622
(Revised January 2014) *Page 1* *(Form L-01A)*

6. The name of the initial registered agent is: C T Corporation System 7. The street address and county of the initial registered office of the limited liability company is: Number and Street: 150 Fayetteville Street, Box 1011 City: Raleigh State: Zip Code: 27601 County: Wake 8. The North Carolina mailing address. jfdjfferentfrom the street address, of the initial registered office is: Number and Street: City: _______________________ State: Zip Code: _________County: ___________________ 9. Principal Office Information: Select either a or b. a. The limited liability company has a principal office. The principal office telephone number: (919) 5466 111 The street address and county of the principal office of the limited liability company is: Number and Street: 410 South Wilmington Street City: Raleigh State: NC Zip Code: 27601 County: Wake The mailing address, jfdjfferentfrom the street address, of the principal office of the limited liability company is: Number and Street: 550 South Tryon Street (DEC45A) City: Charlotte State: NC Zip Code: 28202 County: Mecklenburg b. fl The limited liability company does not have a principal office. 10. Any other provisions which the limited liability company elects to include (e.g., the purpose of the entity) are attached. 11. (Optional): Please provide a business e-mail address: nancy.wrightduke-energy.com The Secretary of State’s Office will e-mail the business automatically at the address provided at no . charge when a document is filed. The e-mail provided will not be viewable on the website, For more ‘‘ information on why this service is beiag offered. please see the instructions for this document. . - CORPORATIC)NS D1VISlO P.O. BOX 29622 RALEIGH. \C 27626M622 ‘RgiicedJu,nua; 2’) 14 Ptic 2 c7-im L—(114)

2. These articles will be effective upon filing, unless a future date is specified: 08/01/2015 Thisisthe3LdayofY ,2015 (Optional: Business,EntThi Name,) I ) / I Signature /1 Nancy M. Wright, Assistant Secretary (Organizer) Type or Print Name and Title he below space to be used if more than one organizer or member is listed in Item #5 above. (Optional: Business Entity Name,) (Optional: Business Entity Name) Signature Signature Type or Print Name and Title Type or Print Name and Title (Optional: Business Entity Name,) (Optional: Business Entity Name) Signature Signature Type or Print Name and Title Type or Print Name and Title :TES; Filing fee is S125. This document must be fi’ed with the Secretar of State. )RPORATLONS DIVISION P 0. BOX 29622 R[ EIGH. NC 27626O622 *0vicL1Januarv 2O14 /3i 3 ‘irtn /-MJ41